Chanticleer Holdings Reports Operating Results for the Quarter Ended September 30, 2019 and the first nine months of 2019 Operating Results

CHARLOTTE, NC – November 14, 2019 – Chanticleer Holdings, Inc. (NASDAQ: BURG) (“Chanticleer,” or the “Company”), owner, operator and franchisor of multiple branded restaurants in the U.S. and abroad, today announced financial results for the quarter ended September 30, 2019.

Financial Highlights for the Quarter Ended September 30, 2019 and for the first nine months of 2019

●	Revenue was $9.7 million in the third quarter of 2019 compared with $10.1 million in the third quarter of 2018. Revenue was $30.6 million in the first nine months of 2019 compared with $30.5 million in the first nine months of 2018.

●	Cost of sales as a percentage of restaurant sales increased to 33.6% in the third quarter of 2019 compared to 33.1% in the third quarter of 2018. Cost of sales as a percentage of restaurant sales was 33.5% in the first nine months of 2019 compared with 33.3% in the first nine months of 2018.

●	Operating loss was $4.2 million in the third quarter of 2019 compared to $670,000 in the third quarter of 2018. Operating loss was $8.9 million in the first nine months of 2019 compared to $3.5 million in the first nine months of 2018. These operating losses were primarily driven by non-cash impairment charges related to closing underperforming ABC, BGR and one domestic Hooters units in sub premium locations and selling assets, eliminating deep discounting across all brands, streamlining delivery processes while greatly reducing delivery costs, improving employee benefits for all team members, partnering with legal and other consulting costs to win a hard fought union campaign and ramping up marketing spend around our new loyalty platforms. The Company expects its investment in these initiatives to drive operational improvements in the fourth quarter of 2019 and 2020.

●	Net loss attributable to Common Shareholders was $3.9 million ($0.39 per share) in the third quarter of 2019, compared to net loss of $1.3 million ($0.34 per share) in the third quarter of 2018. For the first nine months of 2019, net loss attributable to Common Shareholders was $9.1 million ($1.54 per share) compared to $4.7 million ($1.35 per share) in the first nine months of 2018.

●	Non-GAAP Restaurant EBITDA was $835,000 in the third quarter of 2019 compared to $919,000 in the third quarter of 2018. Non-GAAP Restaurant EBITDA was $2.2 million in the first nine months of 2019 compared to $3.2 million in the first nine months of 2018. Non-GAAP Restaurant EBITDA improved over 10% in the third quarter of 2019 compared to the second quarter of 2019.

●	During the first nine months of 2019, the Company opened three new Little Big Burger locations along with the opening of a Little Big Burger in the concession area of the Charlotte Motor Speedway. The Company plans on opening another Little Big Burger location in late 2019 or early 2020 depending on construction timeframes.

Other Important Financial and Operational Highlights post-September 30, 2019:

●	On October 10, 2019, the Company entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Sonnet BioTherapeutics, Inc., a New Jersey corporation (“Sonnet”), and Biosub Inc., a Delaware corporation and wholly-owned subsidiary of Chanticleer (“Merger Sub”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by Chanticleer’s shareholders and Sonnet’s shareholders, Merger Sub will be merged with and into Sonnet (the “Merger”), with Sonnet surviving the Merger as a wholly-owned subsidiary of Chanticleer. The shareholders of Sonnet will become the majority owners of Chanticleer’s outstanding common stock upon the closing of the Merger. Additionally, as part of this transaction, Chanticleer will spin-off its current restaurant operations, including all assets and liabilities, into a newly created entity (the “Spin-Off Entity”), the equity of which will be distributed out to the current stockholders of Chanticleer. Terms of the Merger include a payment of $6,000,000 to Chanticleer from Sonnet, a portion of which is intended to repay certain of Chanticleer’s outstanding indebtedness in conjunction with the spin-off of the existing Chanticleer assets and liabilities. Although the spin-off entity intends to eventually apply for listing of its shares on the Nasdaq Stock Market, the new entity expects that it will need to initially trade its shares on the OTC Market following the spin-off.

Pursuant to the Merger Agreement, each share of common stock of Sonnet, no par value per share (other than Cancelled Shares (as defined in the Merger Agreement) and Dissenting Shares (as defined in the Merger Agreement)), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) shall be automatically converted into the right to receive an amount of shares of common stock, par value $0.0001 per share, of Chanticleer ( “Chanticleer Common Stock”) equal to the Common Stock Exchange Ratio (as defined in the Merger Agreement) (the “Merger Consideration”). As a result, immediately following the Effective Time, the former Sonnet shareholders will hold approximately 94% of the outstanding shares of Chanticleer Common Stock and the shareholders of Chanticleer will retain ownership of approximately 6% of the outstanding shares of Chanticleer Common Stock. In addition, at the closing of the Merger, Chanticleer will issue to the Spin-Off Entity a warrant to purchase that number of shares of Chanticleer Common Stock equal two percent (2%) of the number of shares of issued and outstanding Chanticleer Common Stock of Chanticleer at Closing. The Warrant will be a five-year warrant, will have an exercise price of $0.01 per share and will not be exercisable for 180 days following the Closing. Upon completion of the Merger, Chanticleer will change its name to Sonnet BioTherapeutics Holdings, Inc.

●	On October 31, 2019, the Company entered into a sale of business agreement for three of its South Africa Hooters locations. The total purchase price was R5,700,000 (approximately $385,000). The net proceeds received by the Company was approximately $170,000. The Company anticipates closing on the sale of the remaining two South Africa Hooters locations by the end of November 2019.

●	On November 6, 2019, the Company sold Just Fresh through the sale of 100% of the membership interest of JF Restaurants, LLC. The purchase price was $500,000 with $125,000 due at closing and the remaining $375,000 in the form of a promissory note to be paid in full by December 31, 2019. The sale agreement included the assumption of trade payables at the closing date. The Company also entered into a Management Services Agreement whereby the Company will continue to act as the manager of JF Restaurants, LLC until the note is repaid in full. As manager, the Company will be entitled to a management fee of 5% of the monthly net cash flow from the operation of the restaurants.

Fred Glick, President of Chanticleer commented, “During the third quarter, we streamlined operations to focus on our core burger brand segments by selling off non-burger brand locations and closing several unprofitable locations. As a result, we incurred substantial impairment charges which impacted the third quarter financial results. Several strategic initiatives, and the accompanying ROI, were launched toward the end of the third quarter and beginning of the fourth quarter instead of the original plan to roll out in the early third quarter, which impacted operating results. However, in the third quarter, we launched our loyalty app for LBB and acquired over 30,000 loyalty members, helping drive positive same store sales of 1.67% in October. We launched loyalty apps for BGR and ABC brands in the early fourth quarter. Other ongoing strategic initiatives include our exclusive partnership with door dash, which continues to drive off-premise volume. By year-end, we will offset delivery costs with higher delivery menu pricing. We believe our Beyond burger partnership is strong, as we sold over 50,000 Beyond burgers in just over 4 months, representing over 5% of food sales at our burger concepts.”

Glick continued, “Based on our marketing segmentation results, our BGR and ABC brands have greatly enhanced their menu offerings in the fourth quarter with the launch of three new exclusive, sustainably raised, never ever burgers including: Chipotle infused Bison Burger, Harissa infused Lamb Burger and Truffle infused Wagyu Beef Burger, as well as upgrading several quality cues, and a menu hike of approximately 5%. Initial results and guest feedback have been extremely encouraging, as the three burgers represent over 10% of BGR’s sales mix. Finally, we are actively testing toast kiosks in all brands as we look for technology accelerators to help offset increasing labor costs.”

Forward-Looking Statements

This press release contains forward-looking statements based upon Chanticleer’s current expectations. This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Chanticleer generally identifies forward-looking statements by terminology such “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. Chanticleer has based these forward-looking statements largely on their then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Chanticleer’s control. Chanticleer’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with Chanticleer’s ability to obtain the shareholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, (iv) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; and (v) those risks detailed in Chanticleer’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by Chanticleer from time to time with the SEC.

Accordingly, you should not rely upon forward-looking statements as predictions of future events. Chanticleer cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, Chanticleer undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed Merger, Chanticleer and Sonnet intend to file relevant materials with the Securities and Exchange Commission, or the SEC, including a registration statement on Form S-4 that will contain a prospectus and a proxy statement. INVESTORS AND SECURITY HOLDERS OF CHANTICLEER AND SONNET ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHANTICLEER, SONNET AND THE PROPOSED MERGER. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Chanticleer with the SEC, may be obtained free of charge at the SEC website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Chanticleer by directing a written request to: Chanticleer Holdings, c/o Michael D. Pruitt, Chief Executive Officer, 7621 Little Avenue, Suite 414, Charlotte, NC 28226. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Merger.

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed Merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Chanticleer and its directors and executive officers and Sonnet and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Chanticleer in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Chanticleer and their ownership of shares of Chanticleer’s Common Stock is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on April 1, 2019, and in subsequent documents filed with the SEC, including the joint proxy statement/prospectus referred to above. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the proposed merger, by security holdings or otherwise, will also be included in the joint prospectus/proxy statement and other relevant materials to be filed with the SEC when they become available. These documents are available free of charge at the SEC web site (www.sec.gov) and from the Chief Executive Officer at Chanticleer at the address described above.

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Restaurant EBITDA, which differs from the term EBITDA, as it is commonly used, which excludes taxes, interest, and depreciation and amortization.

Restaurant EBITDA also excludes pre-opening and closing costs of our restaurants, non-cash expenses, transaction and severance related expenses, operating results of restaurants closed during the period, other income and expenses, management fee income, franchise revenue and general and administrative expenses. Restaurant EBITDA is not a measure of performance defined in accordance with GAAP. However, restaurant EBITDA is used internally in planning and evaluating the company’s operating performance and by the Company’s creditors. Accordingly, management believes that disclosure of this metric offers investors, bankers and other stakeholders an additional view of the company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Restaurant EBITDA should not be considered as an alternative to net loss or to net cash flows from operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company’s performance. A reconciliation of GAAP operating income (loss) to Restaurant EBITDA is included in the accompanying financial schedules.

For further information, please refer to Chanticleer’s Quarterly Report on Form 10-Q to be filed with the SEC on or about November 14, 2019, available online at www.sec.gov.

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings (BURG), owns, operates and franchises fast casual and full-service restaurant brands, including American Burger Company, BGR – Burgers Grilled Right, Little Big Burger, Just Fresh and Hooters.

Contact:

Investor Relations

Jason Assad

678-570-6791
Ja@chanticleerholdings.com

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash	$637,291	$629,871
Restricted cash	336	335
Accounts and other receivables, net	223,959	387,239
Inventories	354,339	478,314
Prepaid expenses and other current assets	342,960	179,377
Assets held for sale, net	1,901,376	-
TOTAL CURRENT ASSETS	3,460,261	1,675,136
Property and equipment, net	8,159,832	10,467,841
Operating lease assets	14,524,463	-
Goodwill	10,498,631	11,280,465
Intangible assets, net	4,479,905	5,123,159
Investments	373,198	800,000
Deposits and other assets	350,725	446,639
TOTAL ASSETS	$41,847,015	$29,793,240

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,431,723	$7,386,506
Current maturities of long-term debt and notes payable	6,682,365	3,740,101
Current maturities of convertible notes payable	-	3,000,000
Current operating lease liabilities	3,240,833	-
Due to related parties	-	185,726
Liabilities held for sale, net	1,645,253	-
TOTAL CURRENT LIABILITIES	19,000,174	14,312,333
Long-term debt	-	3,000,000
Redeemable preferred stock: no par value, 62,876 shares issued and outstanding, net of discount of $147,827 and $173,914, respectively	700,999	674,912
Deferred rent	-	2,297,199
Long-term operating lease liabilities	15,909,551	-
Deferred revenue	983,488	1,174,506
Deferred tax liabilities	119,915	76,765
TOTAL LIABILITIES	36,714,127	21,535,715
Commitments and contingencies (see Note 13)
Equity:
Preferred stock: no par value; authorized 5,000,000 shares; 62,876 issued and outstanding	-	-
Common stock: $0.0001 par value; authorized 45,000,000 shares; issued and outstanding 10,043,143 and 3,715,444 shares, respectively	1,005	373
Additional paid in capital	71,222,012	64,756,903
Accumulated other comprehensive loss	(391,869)	(202,115)
Accumulated deficit	(66,183,302)	(57,124,673)
Total Chanticleer Holdings, Inc, Stockholders’ Equity	4,647,846	7,430,488
Non-Controlling Interests	485,042	827,037
TOTAL EQUITY	5,132,888	8,257,525
TOTAL LIABILITIES AND EQUITY	$41,847,015	$29,793,240

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenue:
Restaurant sales, net	$9,414,626	$9,848,302	$29,703,172	$29,802,969
Gaming income, net	121,453	111,301	347,074	285,578
Management fee income	-	24,999	50,000	74,997
Franchise income	117,361	113,798	461,737	330,295
Total revenue	9,653,440	10,098,400	30,561,983	30,493,839
Expenses:
Restaurant cost of sales	3,161,379	3,259,223	9,954,144	9,912,091
Restaurant operating expenses	5,858,495	5,781,284	18,846,454	17,008,047
Restaurant pre-opening and closing expenses	125,000	113,000	267,888	312,652
General and administrative expenses	1,572,774	1,092,529	4,784,791	3,407,612
Asset impairment charge	2,637,969	-	4,007,050	1,731,267
Depreciation and amortization	531,265	523,680	1,627,682	1,594,673
Total expenses	13,886,882	10,769,716	39,488,009	33,966,342
Operating loss	(4,233,442)	(671,316)	(8,926,026)	(3,472,503)
Other expense
Interest expense	(162,845)	(630,223)	(542,135)	(1,895,162)
Other income (expense)	109,805	(223,439)	(86,240)	(217,949)
Total other expense	(53,040)	(853,662)	(628,375)	(2,113,111)
Loss before income taxes	(4,286,482)	(1,524,978)	(9,554,401)	(5,585,614)
Income tax benefit (expense)	(4,803)	206,366	(61,213)	779,361
Consolidated net loss	(4,291,285)	(1,318,612)	(9,615,614)	(4,806,253)
Less: Net loss attributable to non-controlling interests	406,544	80,737	641,002	210,484
Net loss attributable to Chanticleer Holdings, Inc.	$(3,884,741)	$(1,237,875)	$(8,974,612)	$(4,595,769)
Dividends on redeemable preferred stock	(28,219)	(28,219)	(84,019)	(84,020)
Net loss attributable to common shareholders of Chanticleer Holdings, Inc.	$(3,912,960)	$(1,266,094)	$(9,058,631)	$(4,679,789)

Net loss attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:	$(0.39)	$(0.34)	$(1.54)	$(1.35)
Weighted average shares outstanding, basic and diluted	9,939,521	3,704,800	5,892,639	3,457,145

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended
	September 30, 2019	September 30, 2018
Cash flows from operating activities:
Net loss	$(9,615,614)	$(4,806,253)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	1,627,682	1,594,673
Amortization of operating lease assets	1,330,137	-
Asset impairment charges	4,007,050	1,731,267
Write-off investment in HOA	435,000	-
Common stock and warrants issued for services	24,507	129,767
Stock based compensation	118,120	-
(Gain) loss on investments	(11,142)	45,932
Gain on tax settlements	(265,996)	-
Amortization of debt discount and discount on preferred stock	26,087	893,873
Change in assets and liabilities:
Accounts and other receivables	104,357	114,007
Prepaid and other assets	(177,591)	2,767
Inventory	17,389	72,802
Accounts payable and accrued liabilities	1,012,935	1,346,910
Change in amounts payable to related parties	(185,726)	(624)
Deferred income taxes	43,150	(779,359)
Operating lease liabilities	(1,348,376)	-
Deferred revenue	(191,018)	(22,130)
Deferred rent	-	(54,307)
Net cash flows from operating activities	(3,049,049)	269,325

Cash flows from investing activities:
Purchase of property and equipment	(476,082)	(1,698,747)
Proceeds from tenant improvement allowances	335,075	-
Cash paid for acquisitions	-	(30,000)
Proceeds from rights offering, net	2,694,530
Proceeds from sale of assets	173,977	-
Net cash flows from investing activities	2,727,500	(1,728,747)

Cash flows from financing activities:
Proceeds from sale of common stock and warrants	-	1,687,184
Loan proceeds	386,051	-
Loan repayments	(547,036)	(270,579)
Distributions to non-controlling interest	(61,186)	(101,163)
Contributions from non-controlling interest	575,000	800,000
Net cash flows from financing activities	352,829	2,115,442
Effect of exchange rate changes on cash	(2,666)	3,091
Net increase (decrease) in cash and restricted cash, including cash classified within assets held for sale	28,614	659,111
Less: Net increase in cash and restricted cash classified within assets held for sale	(21,193)	-
Net increase (decrease) in cash and restricted cash	7,421	659,111
Cash and restricted cash, beginning of period	630,206	438,493
Cash and restricted cash, end of period	$637,627	$1,097,604

Chanticleer Holdings, Inc. and Subsidiaries

Reconciliation of Net Loss to EBITDA

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

Operating loss	$(4,233,442)	$(671,316)	$(8,926,026)	$(3,472,503)
General and administrative expenses	1,572,774	1,092,529	4,784,791	3,407,612
Franchise revenues	(117,361)	(113,798)	(461,737)	(330,295)
Management fee revenue	-	(24,999)	(50,000)	(74,997)
Depreciation and amortization	531,265	523,680	1,627,682	1,594,673
Restaurant pre-opening and closing expenses	125,000	113,000	267,888	312,652
Operating results of restaurants closed in period	276,985	-	705,841	-
Additional non-cash expenses impacting operating results	41,958	-	233,083	-
Asset impairment charge	2,637,969	-	4,007,050	1,731,267
Restaurant EBITDA	$835,148	$919,096	$2,188,572	$3,168,409